Exhibit 99.1

RADIANT LOGISTICS ANNOUNCES RESULTS FOR THE FOURTH

fiscal quarter and year ENDED June 30, 2017

Reports annual revenues of $777.6 million;

Net revenues of $194.6 million; and

Adjusted EBITDA of $29.6 million - up $5.2 million, or 21.3%

BELLEVUE, WA September 12, 2017 – Radiant Logistics, Inc. (NYSE MKT: RLGT), a third-party logistics and multi-modal transportation services company, today reported financial results for the three and twelve months ended June 30, 2017.

Fiscal Year Financial Highlights (Year Ended June 30, 2017)

•	Revenues were $777.6 million for the fiscal year ended June 30, 2017, down $5.0 million or 0.6% compared to revenues of $782.6 million for the comparable prior year period.
•	Net revenues were $194.6 million for the fiscal year ended June 30, 2017, up $7.9 million or 4.2% compared to net revenues of $186.7 million for the comparable prior year period.
•

Net income attributable to common stockholders was $2.8 million, or $0.06 per basic and fully diluted share, compared to a net loss of $5.6 million, or $0.11 per basic and fully diluted share for the comparable prior year period.

•

Adjusted net income attributable to common stockholders was $15.8 million, or $0.32 per basic and fully diluted share for the fiscal year ended June 30, 2017, compared to adjusted net income of $11.8 million, or $0.24 per basic and fully diluted share for the comparable prior year period.

•

Adjusted EBITDA was $29.6 million for the fiscal year ended June 30, 2017, up $5.2 million, or 21.3% compared to adjusted EBITDA of $24.4 million for the comparable prior year period. Normalizing these results to exclude non-recurring transition costs associated with the interim operation of Service by Air’s back-office operations, adjusted EBITDA would have been $31.1 million for the fiscal year ended June 30, 2017 compared to $26.8 million for the comparable prior year.

Acquisition Update

On April 1, 2017, the Company announced that it acquired Lomas Logistics (“Lomas”), a division of L.V. Lomas Limited (“L.V. Lomas”), through its wholly-owned subsidiary, Wheels International Inc. Lomas is expected to transition to the Wheels brand and operates as a third-party logistics provider serving companies across a diverse range of industries including consumer goods, healthcare, food and technology and operates from locations in Ontario and British Columbia, Canada.

Based on unaudited and pro forma historic financial statements provided by L.V. Lomas, Lomas generated approximately CAD$1.3 million in net income before tax and CAD$2.3 million in normalized EBITDA on approximately CAD$17.3 million in revenues for calendar year 2016.

On June 1, 2017, the Company announced that it acquired the assets and operations of its strategic operating partner Dedicated Logistics Technologies Inc. (“DLT”) through its wholly-owned subsidiary, Radiant Global Logistics, Inc. DLT is expected to transition to the Radiant brand and will combine with the existing company-owned operation in Newark, New Jersey, while maintaining separate facilities in Los Angeles, California.

On September 1, 2017, the Company announced that it acquired the assets and operations of Sandifer-Valley Transportation & Logistics, Ltd. (“SVT”) through its wholly-owned subsidiary, Radiant Global Logistics, Inc. SVT is expected to transition to the Radiant brand and will expand the Company’s cross-border capabilities with Mexico providing a full range of domestic and international services with operations in McAllen, Texas.

Financing Update

On June 14, 2017, the Company announced that it entered into a USD$75.0 million revolving credit facility (the “Senior Credit Facility”) with Bank of America, N.A. and Bank of Montreal, pursuant to a Second Amendment and Restated Loan and Security Agreement. The Senior Credit Facility increases the maximum borrowing and provides us with lower interest costs, less restrictive financial and operational covenants, and includes a $50.0 million accordion feature to support future acquisition opportunities. Borrowings are available to fund future acquisitions, capital expenditures, or for other corporate purposes, including, if warranted at the time, the repurchase of the Company’s common stock and/or redemption of the Company’s $21.0 million redeemable perpetual preferred stock, which is redeemable at the Company’s option, beginning in December 2018.

In connection with the acquisition of Lomas, the Company obtained a CAD$10.0 million senior secured Canadian term loan from Integrated Private Debt Fund V LP. The loan matures in June 2024 and accrues interest at a rate of 6.65% per annum.

CEO Comments

“We are very pleased to report another year of solid financial results for the fiscal year ended June 30, 2017,” said Bohn Crain, Founder and CEO. “We set new records across several key financial metrics, including net revenues of $194.6 million, up $7.9 million or 4.2%, adjusted net income of $15.8, up $4.0 million or 33.9%, adjusted net income per share of $0.32 per basic and fully diluted share, up $0.08 or 33.3%, EBITDA of $23.4 million, up $11.9 million or 103.5%, and Adjusted EBITDA of $29.6 million, up $5.2 million, or 21.3%. In addition, we also set a new record in terms of our Adjusted EBITDA margins up 210 basis points to 15.2%, up from 13.1% over the comparable prior year period. As we have previously discussed, our incremental cost of supporting that next dollar of gross margin is very small and we are very excited about our opportunity to drive further expansion of our Adjusted EBITDA margin as we continue to scale the business and we leverage the benefits of our on-going technology investments.

Crain Continued: “We also continue to make progress on the acquisition front, having recently completed three tuck-in transactions with Canada-based Lomas Logistics (April 2017), Dedicated Logistics Technologies (June 2017), and Sandifer-Valley Transportation and Logistics (September 2017). We are very happy to have these three new operations as part of the Radiant organization. One of the principle thematics of our acquisition strategy is supporting our strategic operating partners in their exit strategies by converting them to Company-owned operations as we believe this gives us the best opportunity to drive margin expansion and create durable shareholder value. In addition, our recently expanded $75.0 million ABL credit facility, along with its $50.0 million accordion feature, gives us the financial flexibility to retire our $21.0 million redeemable perpetual preferred stock in December 2018 should we choose to do so, while maintaining capacity to continue to pursue acquisitions that are of interest.”

“We head into the new year with a focus on continuous improvement of our existing business and leveraging our on-going investment in technology and remain confident in our long-standing strategy to deliver profitable growth through a combination of organic and acquisition growth initiatives. We have low leverage on our balance sheet, strong free cash flows, and continue our disciplined search for acquisition candidates that bring critical mass to our current platform with respect to geography, purchase power, and complementary service offerings.”

Fourth Fiscal Quarter Ended June 30, 2017 – Financial Results

For the three months ended June 30, 2017, Radiant reported a net loss attributable to common stockholders of $1.0 million on $201.8 million of revenues, or $0.02 per basic and fully diluted share. For the three months ended June 30, 2016, Radiant reported a net loss attributable to common stockholders of $0.6 million on $182.5 million of revenues, or $0.01 per basic and fully diluted share.

For the three months ended June 30, 2017, Radiant reported adjusted net income attributable to common stockholders of $3.4 million, or $0.07 per basic and fully diluted share. For the three months ended June 30, 2016, Radiant reported adjusted net income attributable to common stockholders of $2.8 million, or $0.06 per basic and fully diluted share.

For the three months ended June 30, 2017, Radiant reported Adjusted EBITDA of $6.9 million, compared to $5.4 million for the comparable prior year period. Normalizing these results to exclude non-recurring transition costs associated with the interim operation of Service by Air’s back-office operations, Adjusted EBITDA would have been $7.2 million and $5.9 million for the three months ended June 30, 2017 and 2016, respectively.

Year Ended June 30, 2017 – Financial Results

For the year ended June 30, 2017, Radiant reported net income attributable to common stockholders of $2.8 million on $777.6 million of revenues, or $0.06 per basic and fully diluted share. For the year ended June 30, 2016, Radiant reported net loss attributable to common stockholders of $5.6 million on $782.6 million of revenues, or $0.11 per basic and fully diluted share.

For the year ended June 30, 2017, Radiant reported adjusted net income attributable to common stockholders of $15.8 million or $0.32 per basic and fully diluted share. For the year ended June 30, 2016, Radiant reported adjusted net income attributable to common stockholders of $11.8 million or $0.24 per basic and fully diluted share.

For the year ended June 30, 2017, Radiant reported Adjusted EBITDA of $29.6 million, compared to $24.4 million for the comparable prior year period. Normalizing these results to exclude non-recurring transition costs associated with the interim operation of Service by Air’s back-office operations, Adjusted EBITDA would have been $31.1 million and $26.8 million for the year ended June 30, 2017 and 2016, respectively.

A reconciliation of Radiant’s adjusted net income and adjusted EBITDA to the most directly comparable GAAP measure for the three and twelve months ending June 30, 2017 and 2016 appears at the end of this release.

Earnings Call and Webcast Access Information

Radiant Logistics, Inc. will host a conference call on Tuesday, September 12, 2017 at 4:30 PM Eastern to discuss the contents of this release. The conference call is open to all interested parties, including individual investors and press. Bohn Crain, Founder and CEO will host the call.

Conference Call Details

DATE/TIME:	Tuesday, September 12, 2017 at 4:30 PM Eastern
DIAL-IN	US (877) 407-8031; Intl. (201) 689-8031
REPLAY	September 13, 2017 at 9:30 AM Eastern to September 26, 2017 at 11:59 PM Eastern, US (877) 481-4010;
Intl. (919) 882-2331 (Replay ID number: 20118)

Webcast Details

This call is also being webcast and may be accessed via Radiant’s web site at www.radiantdelivers.com or through www.InvestorCalendar.com.

About Radiant Logistics (NYSE MKT: RLGT)

Radiant Logistics, Inc. (www.radiantdelivers.com) is a third-party logistics and multimodal transportation services company delivering advanced supply chain solutions through a network of company-owned and strategic operating partner locations across North America. Through its comprehensive service offering, Radiant provides domestic and international freight forwarding services, truck and rail brokerage services and other value-added supply chain management services, including customs brokerage, order fulfillment, inventory management and warehousing to a diversified account base including manufacturers, distributors and retailers using a network of independent carriers and international agents positioned strategically around the world.

This announcement contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Actual results may differ significantly from management's expectations. These forward-looking statements involve risks and uncertainties that include, among others, risks related to: trends in the domestic and global economy; our ability to attract new and retain existing agency relationships; acquisitions and integration of acquired entities; availability of capital to support our acquisition strategy; our ability to maintain and improve back office infrastructure and transportation and accounting information systems in a manner sufficient to service our revenues and network of operating locations; the ability of the Wheels operation to maintain and grow its revenues and operating margins in a manner consistent with recent operating results and trends; our ability to maintain positive relationships with our third-party transportation providers, suppliers and customers; outcomes of legal proceedings; competition; management of growth; potential fluctuations in operating results; and government regulation. More information about factors that potentially could affect our financial results is included Radiant Logistics, Inc.'s filings with the Securities and Exchange Commission, including its most recent Annual Report on Form 10-K and subsequent filings.

# # #

Investor Contact: Stonegate, Inc. Casey Stegman 972-850-2001 casey@stonegateinc.com	Media Contact: Radiant Logistics, Inc. Ryan McBride (425) 943-4533 rmcbride@radiantdelivers.com

RADIANT LOGISTICS, INC.

Consolidated Balance Sheets

(In thousands, except share and per share data)	June 30,
	2017	2016
ASSETS
Current assets:
Cash and cash equivalents	$5,808	$4,768
Accounts receivable, net of allowance of $1,599 and $1,806, respectively	116,327	101,035
Employee and other receivables	251	635
Income tax deposit	432	1,525
Prepaid expenses and other current assets	6,902	5,410
Total current assets	129,720	113,373

Technology and equipment, net	15,227	12,453

Acquired intangibles, net	74,729	71,941
Goodwill	66,779	62,888
Deposits and other assets	3,085	2,814
Total long-term assets	144,593	137,643
Total assets	$289,540	$263,469

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable and accrued transportation costs	$85,490	$75,071
Commissions payable	10,843	8,280
Other accrued costs	4,778	5,331
Due to former shareholders of acquired operations	—	50
Current portion of notes payable	3,382	2,416
Current portion of contingent consideration	4,130	3,387
Current portion of transition and lease termination liability	1,210	1,838
Other current liabilities	143	138
Total current liabilities	109,976	96,511

Notes payable, net of current portion	37,040	28,903
Contingent consideration, net of current portion	5,790	4,098
Transition and lease termination liability, net of current portion	804	658
Deferred rent liability	857	851
Deferred tax liability	10,826	12,525
Other long-term liabilities	782	742
Total long-term liabilities	56,099	47,777
Total liabilities	166,075	144,288

Stockholders' equity:
Preferred stock, $0.001 par value, 5,000,000 shares authorized; 839,200 shares issued and outstanding, liquidation preference of $20,980	1	1
Common stock, $0.001 par value, 100,000,000 shares authorized; 49,177,215 and 48,857,506 shares issued, and 49,085,417 and 48,857,506 shares outstanding, respectively	30	30
Additional paid-in capital	116,172	114,392
Treasury stock, at cost, 91,798 and 0 shares, respectively	(253)	—
Deferred compensation	—	(1)
Retained earnings	7,397	4,581
Accumulated other comprehensive income	65	98
Total Radiant Logistics, Inc. stockholders’ equity	123,412	119,101
Non-controlling interest	53	80
Total stockholders’ equity	123,465	119,181
Total liabilities and stockholders’ equity	$289,540	$263,469

RADIANT LOGISTICS, INC.

Consolidated Statements of Operations and Comprehensive Income (Loss)

(In thousands, except share and per share data)	Three Months Ended June 30,		Year Ended June 30,
	2017	2016	2017	2016
Revenues	$201,829	$182,462	$777,613	$782,579
Cost of transportation	152,034	135,913	582,977	595,918
Net revenues	49,795	46,549	194,636	186,661

Operating partner commissions	22,478	21,531	90,207	84,475
Personnel costs	13,692	13,223	51,930	54,131
Selling, general and administrative expenses	7,047	6,773	23,971	25,731
Depreciation and amortization	3,310	2,773	12,349	12,033
Transition and lease termination costs	953	837	2,260	5,945
Impairment of acquired intangible assets	—	—	—	3,680
Change in contingent consideration	1,638	375	3,431	1,003
Total operating expenses	49,118	45,512	184,148	186,998

Income (loss) from operations	677	1,037	10,488	(337)

Other income (expense):
Interest income	8	3	25	47
Interest expense	(649)	(814)	(2,522)	(4,919)
Loss on write-off of loan fees	—	(1,180)	—	(1,180)
Foreign exchange gain (loss)	(132)	312	222	700
Other	(15)	247	379	350
Total other expense:	(788)	(1,432)	(1,896)	(5,002)

Income (loss) before income tax expense	(111)	(395)	8,592	(5,339)

Income tax benefit (expense)	(391)	285	(3,673)	1,886

Net income (loss)	(502)	(110)	4,919	(3,453)
Less: Net income attributable to non-controlling interest	(15)	(12)	(57)	(66)

Net income (loss) attributable to Radiant Logistics, Inc.	(517)	(122)	4,862	(3,519)
Less: Preferred stock dividends	(511)	(511)	(2,046)	(2,046)

Net income (loss) attributable to common stockholders	$(1,028)	$(633)	$2,816	$(5,565)

Other comprehensive income (loss):
Foreign currency translation gain (loss)	(463)	(170)	(33)	493
Comprehensive income (loss)	$(1,491)	$(803)	$2,783	$(5,072)

Net income (loss) per common share - basic and diluted	$(0.02)	$(0.01)	$0.06	$(0.11)

Weighted average shares outstanding:
Basic shares	48,894,737	48,807,414	48,840,797	48,413,361
Diluted shares	48,894,737	48,807,414	49,993,595	48,413,361

RADIANT LOGISTICS, INC.

Reconciliation of Net Income to Adjusted Net Income, EBITDA,
Adjusted EBITDA and Normalized Adjusted EBITDA

(unaudited)

As used in this report, Adjusted Net Income, EBITDA, Adjusted EBITDA and Normalized Adjusted EBITDA are not measures of financial performance or liquidity under United States Generally Accepted Accounting Principles (“GAAP”). Adjusted Net Income, EBITDA, Adjusted EBITDA and Normalized Adjusted EBITDA are presented herein because they are important metrics used by management to evaluate and understand the performance of the ongoing operations of Radiant’s business. For Adjusted Net Income, management uses a 36% tax rate for calculating the provision for income taxes before preferred dividend requirement to normalize Radiant’s tax rate to that of its competitors and to compare Radiant’s reporting periods with different effective tax rates. In addition, in arriving at Adjusted Net Income, the Company adjusts for certain non-cash charges and significant items that are not part of regular operating activities. These adjustments include depreciation and amortization, change in contingent consideration, amortization of loan fees, write-off of loan fees, impairment of acquired intangible assets, acquisition related costs, transition costs, lease termination costs, legal costs and non-recurring costs.

Adjusted EBITDA means earnings before preferred stock dividends, interest, income taxes, depreciation and amortization, which is then further adjusted for changes in contingent consideration, expenses specifically attributable to acquisitions, lease termination costs, extraordinary items, share-based compensation expense, legal costs, non-recurring costs, write-off of loan fees, impairment of acquired intangible assets and foreign exchange losses or gains. Normalized Adjusted EBITDA represents the Adjusted EBITDA but also adds back transition costs associated with the SBA back-office that is projected to be eliminated.

We believe that these non-GAAP financial measures, as presented, represent a useful method of assessing the performance of our operating activities, as they reflect our earnings trends without the impact of certain non-cash charges and other non-recurring charges. These non-GAAP financial measures are intended to supplement the GAAP financial information by providing additional insight regarding results of operations to allow a comparison to other companies, many of whom use similar non-GAAP financial measures to supplement their GAAP results. However, these non-GAAP financial measures will not be defined in the same manner by all companies and may not be comparable to other companies. Adjusted Net Income, EBITDA, Adjusted EBITDA and Normalized Adjusted EBITDA should not be considered in isolation or as a substitute for any of the consolidated statements of operations prepared in accordance with GAAP, or as an indication of Radiant’s operating performance or liquidity.

	Three Months Ended June 30,		Year Ended June 30,
Reconciliation of net income (loss) to adjusted net income:	2017	2016	2017	2016
Net income (loss) attributable to common stockholders	$(1,028)	$(633)	$2,816	$(5,565)
Adjustments to net income (loss):
Income tax expense (benefit)	391	(285)	3,673	(1,886)
Depreciation and amortization	3,310	2,773	12,349	12,033
Change in contingent consideration	1,638	375	3,431	1,003
Lease termination costs	541	202	566	2,545
Acquisition related costs	419	340	944	2,446
Legal costs	39	107	177	1,066
Non-recurring costs	—	29	14	279
Amortization of loan fees	79	85	317	388
Transition costs associated with acquisitions	275	477	1,539	2,408
Loss on write-off of loan fees	—	1,180	—	1,180
Loss on impairment of acquired intangible assets	—	—	—	3,680

Adjusted net income before income taxes	5,664	4,650	25,826	19,577

Provision for income taxes at 36% before preferred dividend requirement	(2,223)	(1,858)	(10,034)	(7,784)

Adjusted net income	$3,441	$2,792	$15,792	$11,793

Adjusted net income per common share - basic and diluted	$0.07	$0.06	$0.32	$0.24

Weighted average shares outstanding:
Basic shares	48,894,737	48,807,414	48,840,797	48,413,361
Diluted shares	50,470,803	49,512,102	49,993,595	49,279,179

	Three Months Ended June 30,		Year Ended June 30,
Reconciliation of net income (loss) to normalized adjusted EBITDA	2017	2016	2017	2016
Net income (loss) attributable to common stockholders	$(1,028)	$(633)	$2,816	$(5,565)
Preferred stock dividends	511	511	2,046	2,046

Net income (loss) attributable to Radiant Logistics, Inc.	(517)	(122)	4,862	(3,519)
Income tax expense (benefit)	391	(285)	3,673	(1,886)
Depreciation and amortization	3,310	2,773	12,349	12,033
Net interest expense	641	811	2,497	4,872

EBITDA	3,825	3,177	23,381	11,500

Share-based compensation	321	322	1,304	1,407
Change in contingent consideration	1,638	375	3,431	1,003
Acquisition related costs	419	340	944	2,446
Legal costs	39	107	177	1,066
Non-recurring costs	—	29	14	279
Lease termination costs	541	202	566	2,545
Loss on impairment of acquired intangible assets	—	—	—	3,680
Loss on write-off of loan fees	—	1,180	—	1,180
Foreign exchange loss (gain)	132	(312)	(222)	(700)

Adjusted EBITDA	6,915	5,420	29,595	24,406
Transition costs	275	477	1,539	2,408
Normalized adjusted EBITDA	$7,190	$5,897	$31,134	$26,814
Adjusted EBITDA as a % of Net Revenues	13.9%	11.6%	15.2%	13.1%
Normalized Adjusted EBITDA as a % of Net Revenues	14.4%	12.7%	16.0%	14.4%